Exhibit 10.36

FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT

This FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Agreement”) is entered into as of November 19, 2019, by and among INNOVATUS LIFE SCIENCES LENDING FUND I, LP, a Delaware limited partnership (together with its successors and assigns, “Innovatus”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 thereof or otherwise a party thereto from time to time (each a “Lender” and collectively, “Lenders”), and EXAGEN INC., a Delaware corporation (f/k/a EXAGEN DIAGNOSTICS, INC.) (“Borrower”).

Recitals
A. Collateral Agent, Lenders, and Borrower have entered into that certain Loan and Security Agreement dated as of September 7, 2017 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).
B. Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C. Borrower has requested that Collateral Agent and Lenders amend the Loan Agreement as more fully set forth herein.
D. Collateral Agent and Lenders have agreed to amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
E. As of the date hereof, the outstanding principal balance of the Term Loans, including payable in-kind interest which has been capitalized, is $26,161,884.94 (See Annex X).
Agreement
        Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.
2.Amendments.
2.1 Section 2.2 (Term Loans). Section 2.2(b) of the Loan Agreement is amended and restated as follows:
(b) Repayment. Borrower shall make monthly payments of interest only commencing on the second (2nd) Payment Date following the Funding Date of the Term Loan, and continuing on the Payment Date of each successive month thereafter through and including the Payment Date immediately preceding the Amortization Date. Borrower agrees to pay, on the Funding Date of the Term Loan, any initial partial monthly interest payment otherwise due for the period between the Funding Date of such Term Loan and the first Payment Date after such Funding Date. Commencing on the Amortization Date, and continuing on the Payment Date of each month thereafter, Borrower shall make consecutive equal monthly payments of principal, plus interest, in arrears, to each Lender, as calculated by Collateral Agent (which calculations shall be deemed correct absent manifest error) based upon: (1) the amount of such Lender’s Term Loan, (2) the effective rate of interest, as determined in Section 2.3(a), and (3) a repayment schedule equal to twenty-four (24) months. All unpaid principal and accrued and unpaid interest with respect to the Term Loan is due and payable in full on the Maturity Date. The Term Loan may only be prepaid in accordance with Sections 2.2(c) and 2.2(d).

2.2 Section 2.2 (Term Loans). Section 2.2(d) of the Loan Agreement is amended and restated as follows:
(d) Permitted Prepayment of Term Loan. After the first anniversary of the First Amendment Effective Date only, Borrower shall have the option to prepay all or part of the Term Loan advanced by the Lenders under this Agreement, provided Borrower (i) provides written notice to Collateral Agent of its election to prepay the Term Loan at least five (5) days prior to such prepayment, (ii) in the event of a partial prepayment, prepays such part of the Term Loan in a denomination that is a whole number multiple of Five Million Dollars ($5,000,000.00), and (iii) pays to the Lenders on the date of such prepayment, payable to each Lender in accordance with its respective Pro Rata Share, an amount equal to the sum of (A) the portion of outstanding principal of the Term Loan being prepaid plus all accrued and unpaid interest thereon through the prepayment date, (B) the applicable Final Payment with respect to the portion of the Term Loan being prepaid, (C) all other Obligations that are then due and payable, including Lenders’ Expenses and interest at the Default Rate with respect to any past due amounts pursuant to the terms of this Agreement, and (D) the applicable Prepayment Fee with respect to the portion of the Term Loan being prepaid. For the sake of clarity, any partial prepayment shall be applied pro-rata to all outstanding amounts under the Term Loan, and shall be applied on a pro-rata basis to all remaining payments outstanding in inverse order of maturity.

2.3 Section 2.3 (Payment of Interest on the Term Loan). Section 2.3(a) of the Loan Agreement is amended and restated as follows:
(a) Interest Rate. Subject to Section 2.3(b), the principal amount outstanding under the Term Loan shall accrue interest at a fixed per annum rate equal to eight and one-half percent (8.50%), which interest shall be payable monthly in arrears in accordance with Sections 2.2(b) and 2.3(e); provided that two percent (2.00%) of such eight and one-half percent (8.50%) interest rate shall be payable in-kind through the Amortization Date by adding an amount equal to such two percent (2.00%) interest to the then outstanding principal balance on a monthly basis so as to increase the outstanding principal balance of such Term Loan on each Payment Date and which amount shall be payable when the principal amount of the Term Loan is payable in accordance with Sections 2.2(b) and 2.3(e) and on which principal amount interest shall be owed pursuant to Section 2.3(a).

2.4 Section 6.11 (Minimum Liquidity). Section 6.11 of the Loan Agreement is amended and restated as follows:
6.11 Minimum Liquidity. Borrower shall at all times maintain minimum unrestricted cash and Cash Equivalents, in an account subject to a control agreement in favor of Collateral Agent, in an amount equal to Two Million Dollars ($2,000,000.00).

2.5 Section 6.15 (Performance to Plan). A new Section 6.15 is added to the Loan Agreement as follows:
6.15 Performance to Plan. So long as the Performance Period is not in effect, Borrower shall achieve minimum trailing twelve (12) month revenue under GAAP,

measured at the end of each calendar quarter commencing with the quarter ending December 31, 2019, greater than seventy percent (70%) of projected revenue under GAAP (such projections attached hereto as Annex Q, the “Management Plan”) (the “Performance Covenant”). Borrower’s failure to maintain the Performance Covenant may be cured by the Equity Cure. Upon the Equity Cure, the Performance Covenant shall be based on the New Management Plan.

2.6 Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement is amended and restated as follows:
(a) Borrower or any of its Subsidiaries fails or neglects to perform any obligation in Sections 6.2 (Financial Statements, Reports, Certificates), 6.4 (Taxes), 6.5 (Insurance), 6.6 (Operating Accounts), 6.7 (Protection of Intellectual Property Rights), 6.11 (Minimum Liquidity), 6.15 (Performance to Plan) or Borrower violates any provision in Section 7; or

2.7 Section 13 (Definitions). The following terms and their definition are added to or amended and restated in Section 13 of the Loan Agreement as follows:
“Amortization Date” is the thirty-seventh (37th) Payment Date following the First Amendment Effective Date.

“Cash Flow” is an amount equal to (i) Borrower’s cash flow from operations, minus (ii) Borrower’s capital expenditures.

“Equity Cure” means Borrower’s receipt, within sixty (60) days (or such longer period as acceptable to Collateral Agent and Innovatus in their sole reasonable discretion based on Borrower’s good faith efforts to complete the Equity Cure) of any failure to achieve the Performance Covenant, of gross proceeds from the sale and issuance of Borrower’s equity securities or Subordinated Debt, which in each case will not have any redemption, clawback, escrow or similar terms of at least an amount necessary for Borrower to achieve Cash Flow of at least Zero Dollars ($0) prior to the Maturity Date based on a new management plan provided by the Borrower (the “New Management Plan”), which is subject to Collateral Agent’s and Innovatus’ approval in their sole reasonable discretion.

“First Amendment Effective Date” is November 19, 2019.

“Maturity Date” is November 19, 2024.

“Performance Period” is, provided no Event of Default has occurred and is continuing, the period (a) commencing on the day that Borrower provides to Collateral Agent and Lenders a written report that (i) Borrower has achieved trailing twelve (12) month revenue under GAAP of at least One Hundred Million Dollars ($100,000,000.00), and (ii) Borrower has been cash flow positive for at least two (2) consecutive quarters (collectively, the “Performance Requirement”), and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Performance Requirement as disclosed in any Compliance Certificate.

“Prepayment Fee” is, with respect to any Term Loan subject to prepayment prior to the Maturity Date, whether by mandatory or voluntary prepayment, acceleration or otherwise, as indicated, an additional fee payable to the Lenders in amount equal to:

(i) for any prepayment made after the First Amendment Effective Date through and including the first anniversary of the First Amendment Effective Date, which, pursuant to Section 2.2(d), may not be a voluntary prepayment, three percent (3.00%) of the principal amount of the Term Loan prepaid;

(ii) for any prepayment made after the first anniversary of the First Amendment Effective Date through and including the second anniversary of the First Amendment Effective Date, two percent (2.00%) of the principal amount of the Term Loan prepaid;

(iii) for any prepayment made after the second anniversary of the First Amendment Effective Date through and including the third anniversary of the First Amendment Effective Date, one percent (1.00%) of the principal amount of the Term Loan prepaid; and

(iv) for any prepayment made after the third anniversary of the First Amendment Effective Date, zero percent (0%) of the principal amount of the Term Loan prepaid.

2.8 Section 13 (Definitions). The following terms and their definitions are deleted in their entirety from Section 13 of the Loan Agreement:
“Gross Margin”; “Gross Profit”; “Interest-Only Milestones”; “I/O Gross Margin Milestone”; “I/O Gross Profit Milestone”; “I/O Revenue Milestone”; “Permitted Prepayment Mandatory Warrant”; “Permitted Prepayment Reason”; “Prepayment Mandatory Fee”.

2.9 Exhibit C (Compliance Certificate) to the Loan Agreement is replaced with Exhibit C attached hereto.
2.10 Annex Q (Management Plan) to the Loan Agreement is replaced with Annex Q attached hereto.
2.11 Annex X (Loan Interest Rate and Payment of Principal Schedule) attached hereto is added to the Loan Agreement.
2.12 Schedule I (Prepayment Mandatory Fee) to the Loan Agreement is deleted in its entirety.
3.Limitation of Agreement.
3.1 This Agreement is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent and Lenders may now have or may have in the future under or in connection with any Loan Document.
3.2 This Agreement shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents are hereby ratified and confirmed and shall remain in full force and effect.
4.Representations and Warranties. Borrower represents and warrants to Collateral Agent and Lenders as follows:

4.1 (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing immediately before and after giving effect to this Agreement;
4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement;
4.3 The organizational documents of Borrower delivered to Collateral Agent and Lenders on the Effective Date or subsequent thereto remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement have been duly authorized by all necessary action on the part of Borrower;
4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and
4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.Prior Agreement. The Loan Documents are hereby ratified and reaffirmed and shall remain in full force and effect. This Agreement is not a novation and the terms and conditions of this Agreement shall be in addition to and supplemental to all terms and conditions set forth in the Loan Documents. In the event of any conflict or inconsistency between this Agreement and the terms of such documents, the terms of this Agreement shall be controlling, but such document shall not otherwise be affected or the rights therein impaired.
6.Integration. This Agreement and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.
7.Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Conditions to Effectiveness. This Agreement shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders, in form and substance reasonably satisfactory to Collateral Agent and each Lender, such documents, and completion of such other matters, as Collateral Agent and each Lender may reasonably deem necessary or appropriate (and requested in writing at least three Business Days prior to the date hereof), including, without limitation:

a)  this Agreement duly executed by each party hereto;
b) a duly executed corporate borrowing certificate dated as of the date hereof; and
c) Borrower’s payment of all Lenders’ Expenses incurred through the date of this Agreement to the extent due and payable pursuant to Sections 2.4(d) or 12.2 of the Loan Agreement, which amount for the documentation and negotiation of this Agreement shall not exceed Fifteen Thousand Dollars ($15,000).
9.Miscellaneous.
9.1 This Agreement shall constitute a Loan Document under the Loan Agreement; the failure to comply with the covenants contained herein shall constitute an Event of Default under the Loan Agreement; and all obligations included in this Agreement (including, without limitation, all obligations for the payment of principal, interest, fees, and other amounts and expenses) shall constitute obligations under the Loan Agreement and secured by the Collateral.
9.2 Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.
10.Governing Law. This Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York.
[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

BORROWER:

EXAGEN INC.

By: /s/Kamal Adawi
Name: Kamal Adawi
Title: Chief Financial Officer

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

COLLATERAL AGENT AND LENDER:

INNOVATUS LIFE SCIENCES LENDING FUND I, LP

By: Innovatus Life Sciences GP, LP Its: General Partner
By: /s/ Andrew Hobson
Name: Andrew Hobson
Title: Authorized Signatory

EXHIBIT C

Compliance Certificate

ANNEX Q
(Management Plan)

ANNEX X

(Loan Interest Rate and Payment of Principal Schedule)